                                 EXHIBIT 3 (A)

                                FORM OF ARTICLES
                                  OF AMENDMENT

                       CANADA BUSINESS CORPORATIONS ACT
                                                                          FORM 4

                             ARTICLES OF AMENDMENT
                              (SECTION 27 OR 177)
- --------------------------------------------------------------------------------

1.  NAME OF CORPORATION:          2.  CORPORATION NO.


    DENBURY RESOURCES INC.        75695-8

- --------------------------------------------------------------------------------


3.  THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:




i. Pursuant to Section 173(1)(h) of the Canada Business Corporations Act, the issued and outstanding common shares of the Corporation be and the same are hereby changed by the consolidation of the issued and outstanding common shares on the basis of one (1) common share ("New Share") for each two (2) issued and outstanding common shares ("Old Shares");

ii. Pursuant to Section 173(1)(g) of the Canada Business Corporations Act, the rights, privileges, restrictions and conditions (the "Preferred Share Terms") attaching to the outstanding Convertible First Preferred Shares, Series A of the Corporation be and the same are hereby modified and amended by the deletion of the first sentence of Section
         3.3 of the Preferred Share Terms and the substitution therefore of the following:

         "Notwithstanding the foregoing, the Corporation shall have the right to require the holders of the First Preferred Shares, Series A to exercise their conversion rights set forth in Section 3.1 in respect of all, but not less than all, the First Preferred Shares, Series A held by such holders provided that if such right is exercised by the Corporation at any time prior to January 1, 1999, the First Preferred Shares, Series A shall be convertible into fully paid and non-assessable Common Shares on the Current Conversion Basis in effect as at January 1, 1999."




- --------------------------------------------------------------------------------

   DATE                          SIGNATURE           TITLE
            , 1996                                   Chief Financial Officer and
                                                     Corporate Secretary


- --------------------------------------------------------------------------------

                                      ==========================================
                                         FOR DEPARTMENTAL USE ONLY
                                         FILED --
                                      ==========================================